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                                    EXHIBIT 10.3

                          AGREEMENT

          Agreement dated as of August 12, 1998 among Targon
Corporation, a Delaware corporation ("Targon"), Cytogen
Corporation, a Delaware corporation ("Cytogen"), Elan
Corporation, plc, an Irish public limited company ("Elan"), and Elan International Services, Ltd., a Bermuda corporation and wholly-owned subsidiary of Elan ("EIS").


                           RECITALS:

          A.  Some or all of the parties hereto are parties to
(1) a Securities Purchase Agreement dated as of September 26, 1996 (the "Securities Purchase Agreement") between Cytogen and EIS and a Joint Development and Operating Agreement dated as of September 26, 1996 (the "Development Agreement"; together with the Securities Purchase Agreement and the other documents and instruments executed on or about September 26, 1996 in connection therewith, the "Targon Agreements") among Elan, EIS, Cytogen and Targon, relating to, among other things, the establishment, capitalization and operation of Targon, and (2) a Note Purchase Agreement dated as of July 17, 1997 (the "Note Purchase Agreement") between Cytogen and EIS and a Securities Purchase Agreement (the "Cytogen/Targon Morphelan Agreement"; together with the Note Purchase Agreement and the other documents and instruments executed on or about July 17, 1997 in connection therewith, the "Morphelan Agreements") between Targon and Cytogen. Capitalized terms not defined herein have the meanings ascribed to them in the applicable Targon Agreements or Morphelan Agreements. Attached hereto as Exhibits A-1 and A-2 are complete lists of the Targon Agreements and the Morphelan Agreements.

          B. In connection with the establishment of Targon, Targon acquired certain intellectual property, including without limitation, the rights to the Cytogen Compounds and the ATS Compounds, from each of Cytogen and Elan (or their respective affiliates), and in connection with the business of Targon, Targon undertook certain contractual and other relationships with various third parties.

          C.  On or about March 31, 1998, EIS exercised the
Exchange Right, thereby becoming an equal stockholder with Cytogen in Targon.

          D. The parties desire to set forth herein their agreements relating to the reorganization of the business of Targon and in connection therewith, the transfer of certain assets to Cytogen; the remaining business of Targon to be retained by Elan, subject to the other interests referred to below. This Agreement is intended to be a binding agreement between the parties hereto. In connection with the transactions contemplated hereby, however, the parties may subsequently execute and deliver certain supplementary or definitive documents (the "Supplemental Agreements"); the Supplemental Agreements, if executed and delivered, shall supplement and/or supersede, as appropriate, the provisions hereof.


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                               AGREEMENT:

          The parties agree as follows:

          1. Transfer of Certain Targon Products. Targon hereby transfers, assigns and sets over to Cytogen all of Targon's right, title and interest in and to each of the Cytogen Compounds, together with any and all improvements, trade secrets and intellectual property developed or acquired by Targon since its date of inception and related thereto. In connection therewith, each of the parties agrees to the termination of Documents 1, 3, 4, 6 (as it relates to Cytogen's rights only), 7 and 12 set forth on Exhibit A-1 hereto and that neither party shall have any further liability or obligation thereunder; it being understood that the other documents and instruments set forth on Exhibit A-1 shall remain in full force and effect as originally stated. The parties agree that the consideration for the Cytogen Compounds and such related intellectual property and rights is $3 million.

          2. Repayment of Certain Targon Obligations. Within five business days of the date hereof, Targon shall pay to Cytogen by wire transfer $7,241,693; such amount, together with the consideration referred to in Section 1 above (i.e., an aggregate of $10,241,693, which includes accrued interest of $241,963) shall constitute payment and satisfaction in full of Targon's outstanding obligations under the Cytogen/Targon Morphelan Agreement and the accompanying promissory note and, accordingly, each of the parties agrees to the termination of Documents 3 and 4 set forth on Exhibit A-2 hereto and that subject to the payment of interest by Cytogen to EIS of $241,693 within five business days of the date hereof neither party shall have any further liability or obligation thereunder; it being understood that Document 5 on Exhibit A-2 shall remain in full force and effect as originally stated. The original promissory note shall, within five business days of the date hereof, be marked "paid in full" by Cytogen and returned to Targon.

          3. Targon Share Purchase; Etc. (a) Cytogen hereby transfers, assigns and sets over to EIS all of Cytogen's right, title and interest in and to the 500,000 shares of Common Stock, par value $.01 per share, of Targon issued to Cytogen on September 26, 1996 (the "Targon Common Stock"). Cytogen represents that (i) it owns the Targon Common Stock free and clear, and not subject to any right, encumbrance, lien or restriction of any third party (collectively, "Encumbrances"),
(ii) the transactions contemplated by this Agreement will vest in EIS legal and valid title to such Targon Common Stock, not subject to any Encumbrance and (iii) to its best knowledge, there are no other equity owners of Targon (or persons entitled to any rights, options or warrants therein, other than as previously disclosed to EIS). The parties agree that the consideration for such transfer of Targon Common Stock is $10 million, which shall be paid by the parties hereby agreeing to terminate the Note Purchase Agreement and accompanying promissory note and, accordingly, each of the parties agrees to the termination of Documents 1 and 2 set forth on Exhibit A-2 hereto and that neither party shall have any further liability or obligation thereunder. The original promissory note shall, within five

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business days of the date hereof, be marked "paid in full" by EIS and returned to Cytogen .

          (b) Cytogen agrees that from and after the date hereof, it fully releases and it shall have no interest or right in and to Targon, its name or goodwill or any of Targon's intellectual property, all of which shall be owned by EIS and certain unaffiliated stockholders and/or option holders.

          4. Payment of Certain Fees. In connection with the reorganization of Targon and the termination of certain of the agreements referred to herein, Cytogen shall pay to EIS, within five business days of the date hereof, by wire transfer, a fee of $5 million.

          5. Certain Investment in Cytogen. EIS shall, subject to the remaining provisions of this Section 5, purchase from Cytogen, and Cytogen shall issue to EIS, a convertible, subordinated note in the original principal amount of $2 million (the "Convertible Note"). The Convertible Note shall be purchased at 100% of its original principal amount. The terms of the Convertible Note shall be negotiated in good faith by each of Cytogen and EIS, who shall use their commercially reasonable efforts to conclude such negotiation and execution and fund the Convertible Note as soon as practicable, but in any event within 15 days of the date hereof. The Convertible Note shall (a) bear interest at 7% per year and be compounded semi-annually, however, such interest shall not be payable in cash but shall be added to principal for the first 24 months; thereafter, interest shall be payable in cash, (b) be subordinated to senior indebtedness of Cytogen and its subsidiaries on customary market terms, (c) be convertible into shares of Cytogen common stock, par value $.01 per share (the "Cytogen Common Stock"), at a conversion price of $2.80 per share, which shall be subject to customary anti-dilution provisions, (d) have a term of seven years and (e) contain customary financial and operating covenants for similar instruments issued by similarly-situated issuers.

          6. Certain Representations. (a) Cytogen represents to Elan the following: (i) Cytogen is duly and validly existing in good standing in the state of Delaware and each other jurisdiction in which the conduct of its business requires such qualification; (ii) Cytogen has full corporate authority to execute and deliver this Agreement and the Supplemental Agreements and to consummate the transactions contemplated hereby and thereby, and this Agreement has been duly executed and delivered and constitutes the legal and valid obligation of Cytogen and is enforceable against Cytogen in accordance with its terms; (iii) the Convertible Note and the shares of Cytogen Common Stock issuable upon conversion thereof, have been or will be duly and validly authorized and when issued will be fully paid and non assessable and free from any and all options, warrants and preemptive and other rights; (iv) Cytogen is not in default in any material respect of its charter or by laws, any applicable laws or regulations or any contract or agreement binding upon or affecting it or its properties or assets and the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not result in any such violation; (v) after due inquiry, Cytogen is not aware of any liability or obligation of Targon, for indebtedness, in respect of employee or development or other matters or otherwise, other than as previously disclosed in writing to EIS; and (vi) Cytogen has not retained any broker or finder in connection with the transactions

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contemplated hereby and no person or entity is entitled to any fee, commission or other compensation in respect thereof.

          (b) Elan and EIS, jointly and severally, represent to Cytogen the following: (i) each of Elan and EIS is duly and validly existing in good standing in the jurisdiction of its incorporation and each other jurisdiction in which the conduct of its business requires such qualification; (ii) each of Elan and EIS has full corporate authority to execute and deliver this Agreement and the Supplemental Agreements and to consummate the transactions contemplated hereby and thereby; this Agreement has been duly executed and delivered and constitutes the legal and valid obligations of each of Elan and EIS and is enforceable against them in accordance with its terms; (iii) neither Elan nor EIS is in default in any material respect of its memorandum and articles of association, any applicable laws or regulations or any contract or agreement binding upon or affecting it or its properties or assets and the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not result in any such violation and (iv) neither Elan nor EIS has retained any broker or finder in connection with the transactions contemplated hereby and no person or entity is entitled to any fee, commission or other compensation in respect thereof.

          (c) Neither Elan nor EIS has entered into on behalf of Targon, as of the date hereof, any commercial transactions relating to the licensing of the intellectual property relating to Morphelan (as defined in the Morphelan Agreements) or marketing of Morphelan. In addition, neither Elan nor EIS is, as of the date hereof, in substantive discussion with any third party relating to the licensing of the intellectual property
relating to Morphelan or marketing of Morphelan.   For greater
clarity EIS, Elan and/or Targon may continue and consummate any discussions or negotiations currently underway in connection with such intellectual property or products without breaching this representation.

          7. Certain Indemnifications. (a) Each of Cytogen and EIS (in such capacity, an "Indemnitor") hereby indemnifies and holds the other and the other's affiliates and their respective directors, officers and employees (collectively, the "Indemnitees") harmless from and against any and all loss, cost or expense, including without limitation, reasonable attorneys' fees and disbursements (collectively, "Losses"), incurred by an Indemnitee as a result of any breach or default of any of the representations or covenants contained in this Agreement by such Indemnitor or its affiliates.

          (b)  In addition to the indemnification provided for in
Section 7(a) above, EIS hereby indemnifies and holds harmless Cytogen and Cytogen's other Indemnitees from and against any Losses resulting from the business or operations of Targon from and after the date hereof, except to the extent that any such Loss was caused or resulted from any wrongful or improper action taken by or on behalf of Cytogen or its affiliates.

          (c) An Indemnitor (including EIS under Section 7(b) above) shall have the right to direct any proceeding relating to third-party claim resulting in any indemnity claim hereunder and no Indemnitee shall settle any matter that could result in indemnification hereunder without the consent of the Indemnitor, which consent shall not be unreasonably withheld. Each of the

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parties shall reasonably cooperate with the other in connection with any third-party claim that could potentially result in indemnification hereunder.

          8. Confidentiality, Non disclosure, Etc. (a) Each of the parties shall keep and maintain this Agreement and the Supplemental Agreements and the transactions contemplated hereby and thereby confidential and not disclose such matters or the participation of the parties in such transactions to any person or entity, except (a) to the extent required by applicable law or administrative or judicial process or (b) for a press release as may be required by applicable laws, so long as the text thereof shall have been provided to the other party at least one business day prior to issuance thereof and such other party shall have been given the opportunity to approved the text thereof, which approval shall not be unreasonably withheld.

 		       (b)  In addition to the obligations set forth in
Section 8(a) above, Cytogen agrees that it shall, and it shall cause its officers, directors, employees and agents, to keep and maintain in confidence and not disclose to any other person or entity any and all confidential or proprietary information relating to Targon or the business and affairs of Targon disclosed to or in the possession of such persons; provided, that the foregoing shall not apply to the extent required by applicable law or administrative or judicial process.
Confidential or proprietary information relating to Targon shall include all information relating to the business or affairs of Targon derived or relating to any periods ending on or prior to the date hereof.

          9. Further Assurances. Each of the parties hereto acknowledges that the transactions contemplated by this Agreement may require additional actions to be taken or additional documents or instruments to be executed, delivered or filed.
Each of such parties agrees, at its own expense and without charge to the others, promptly to take such actions and to execute such documents and instruments that may be reasonably requested by the other or appropriate in the context of such transactions.

          10. Notices. Notices shall be in writing, given by facsimile transmission (along with confirming originals), reputable overnight courier (such as Federal Express) or by hand and shall be given to the parties at their respective addresses as set forth in the Securities Purchase Agreement.

          11. Miscellaneous. This Agreement (a) shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of laws and, in connection therewith, each party consents to the non exclusive jurisdiction of any federal or state court sitting in the County, City and State of New York over any dispute arising from this letter agreement; (b) shall not be assigned or delegated by either party without the consent of the other (other than to their respective affiliates) and, subject to the foregoing provisions of this clause (b), shall be binding upon the parties' respective successors and assigns; (c) may be executed in counterparts and delivered by facsimile transmission; and (d) together with the Supplemental Agreements, constitutes the entire agreement among the parties and supersedes all prior agreements or understandings among the parties.

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          IN WITNESS WHEREOF, the parties have executed this
Agreement as of the date first set forth above.

                                        Targon Corporation



                                        By:  /s/ Michael Sember
                                            ------------------------
                                            Name:  Michael Sember
                                            Title: Chairman and CEO

                                        Cytogen Corporation



                                        By:  /s/ John E. Bagalay, Jr.
                                            -------------------------
                                            Name:  John E. Bagalay, Jr.
                                            Title: President and
                                                   Chief Executive Officer

                                        Elan Corporation, plc



                                        By:  /s/ Thomas G. Lynch
                                           ---------------------------
                                           Name:  Thomas G. Lynch
                                           Title: Director

                                        Elan International Services, Ltd.



                                        By:  /s/ Kevin Insley
                                           ----------------------------
                                           Name:  Kevin Insley
                                           Title: President



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                               Exhibit A-1
[All documents are dated September 26, 1996 unless otherwise indicated]

1.  Securities Purchase Agreement between Cytogen and EIS

2.  Cytogen Certificate of Designations, Powers, Preferences and
Rights of Series A Preferred Stock

3.  Stock Subscription Agreement between Cytogen and Targon

4. Warrant for 1,000,000 shares of Cytogen Common Stock issued by Cytogen to EIS

5.  Registration Rights Agreement between Cytogen and EIS

6. Registration Rights Agreement between Targon, on the one hand, and EIS and Cytogen, on the other hand

7. Joint Development and Operating Agreement among Elan, Cytogen and Targon

8.  Technology Transfer Agreement between ATS and Targon

9. Letter from Elan to Targon relating to Elan's necessary steps in connection with the transfer of the ATS Compounds

10.  Technology Assignment Agreement between Elan Pharmaceutical
Research Corp. ("EPRC") and Targon

11.  Letter from EPRC to Elan relating to the ATS Compounds

12.  Technology Transfer Agreement between Cytogen and Targon



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                            Exhibit A-2
[All documents are dated July 17, 1997 unless otherwise indicated]

1.  Note Purchase Agreement between Cytogen and EIS

2.  Promissory note from Cytogen to EIS

3.  Securities Purchase Agreement between Targon and Cytogen

4.  Promissory Note from Targon to Cytogen

5.  License Agreement from Elan to Targon


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